Exhibit 3.1

            State of Delaware
           Secretary of State
        Division of Corporations
      Delivered 01:58 PM 06/30/2017
       FILED 01:58 PM 06/30/2017
SR 20175046542 - File Number 6463033

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A NON-DELAWARE CORPORATION
TO A DELAWARE CORPORATION
PURSUANT TO SECTION 265 OF THE
DELAWARE GENERAL CORPORATION LAW

1.)	The jurisdiction where the Non-Delaware Corporation first formed is Nevada
2.)	The jurisdiction immediately prior to filing this Certificate is Nevada
3.)	The date the Non-Delaware Corporation first formed is 08/22/2000
4.)	The name of the Non-Delaware Corporation immediately prior to filing this Certificate is RMD Entertainment Group
5.).	The name of the Corporation as set forth in the Certificate of Incorporation is RMD Entertainment Group, Inc.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Non-Delaware Corporation have executed this Certificate on the 30th day of June , A.D. 2017

By: /s/ William Alessi
Name: William Alessi
Print or Type

Title: President/ CEO
Print or Type

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            State of Delaware
           Secretary of State
        Division of Corporations
      Delivered 01:58 PM 06/30/2017
       FILED 01:58 PM 06/30/2017
SR 20175046542 - File Number 6463033

STATE of DELAWARE

CERTIFICATE of INCORPORATION

A STOCK CORPORATION

•	First: The name of this Corporation is RMD Entertainment Group, Inc.

•	Second: Its registered Print or Type office in the State of Delaware is to be located at 919 North Market St. # 950 Street, in the City of Wilmington County of New Castle Zip Code 19801

The registered agent in charge thereof is lnCorp Services,Inc.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth: The amount of the total stock of this corporation is authorized to issue is 9,888,000,000 shares (number of authorized shares) with a par value of .00001 per share.

•	Fifth: The name and mailing address of the incorporator are as follows:

Name William Alessi

Mailing Address 20311 Chartwell Center Drive,#1469

Cornelius,NC Zip Code 28031

•	I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 30th day of June, A.D. 2017

BY: /s/ William Alessi
(incorporator)

NAME: William Alessi
(type or print)

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            State of Delaware
           Secretary of State
        Division of Corporations
      Delivered 01:58 PM 06/30/2017
       FILED 01:58 PM 06/30/2017
SR 20175046542 - File Number 6463033

STATE OF DELAWARE
CERTIFICATE OF CORRECTION

RMD Entertainment Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1.	The name of the corporation is RMD Entertainment Group, Inc.
2.	That the Certificate of Incorporation was filed by the Secretary of State of Delaware on June 30, 2017 and that said Certificate requires correction permitted by Section 103 of the General Corporation Law of the State of Delaware.
3.	The inaccuracy or defect of said Certificate is: (must be specified)

Fourth: The amount of the total stock of this corporation is authorized to issue only included common stock and inadvertently did not include authorization of any preferred stock.

4.	Article Fourth: of the Certificate is corrected to read as follows:

"Fourth: The amount of the total stock of this corporation is authorized to issue is 9,893,000,000 consisting of 9,888,000,000 shares of Common Stock at $.00001 par value and 5,000,000 shares of Preferred Stock at $.0001 par value.

The preferred shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of preferred shares and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of preferred shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series."

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction this 16th day of January , A.D. 2018

By: /s/ Kok, Seng Yeap
Name: Kok, Seng Yeap
Title: CEO

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